EXHIBIT 10.52

       (Arrangement Agent Agreement Between InnoVet, Inc.
          and Oakes, Fitzwilliams dated March 17, 1997)

                   ARRANGEMENT AGENT AGREEMENT

     This Agreement is made as of this 17th day of March, 1997, by and between InnoVet, Inc., a Florida corporation, 14255 U. S. Hwy. 1, Suite 206, Juno Beach, Florida 33408 (the "Company") and Oakes, Fitzwilliams & Co. Limited, Byron House, 7-9 St. James's Street, London, England, SW1A 1EE (the "Agent").

                            RECITALS
     WHEREAS, the Agent is able to arrange a loan for the Company of $65,000;

     WHEREAS, the Agent has skill related to investment banking, raising capital, mergers and acquisitions; and the Agent is in the business of providing such services;

     WHEREAS, the Company is interested in retaining the Agent to assist it in those areas in which the Agent has skills; and

     WHEREAS, the Agent is interested in performing such services for the Company;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the parties, intending to be legally bound, agree as follows:

     1.   Agent's Duties.

     The Agent shall obtain a loan for the Company in the amount of $65,000 to enable the Company to pay legal and accounting costs connected with preparing and filing reports with state and federal regulators, the NASDAQ, Inc. Stock Market and to conduct due diligence of a company for the purpose of a merger. The Agent has identified for the Company a merger candidate for it to consider.

     2.   Compensation and Expenses.

     The Company shall pay the Agent at the closing on the loan of $65,000 an arrangement fee of $5,000 plus an advance for fully accountable out-of-pocket expenses in connection with the loan of $10,000. Additionally, in the event the Agent introduces the Company to an acquisition or merger candidate and the Company enters into an acquisition or merger agreement with the candidate but elects not to proceed, the Company will pay the acquisition merger candidate a "break-up fee" of $25,000. The arrangement fee, out-of-pocket expenses and any "break-up fee" that may be owed can, at the option of the Company, be paid in shares of its common stock issued pursuant to the exemption from securities registration under Regulation S of the Securities Act of 1933 at a price of $.0025 per share.

     3.   Confidentiality.

     All data and information received by the Agent from the Company in connection with the performance of its services shall be treated as confidential and any materials that are provided to him shall not be copied or divulged, directly or indirectly, to any other person at any time except as may be necessary or desirable to persons authorized by the Company. The Agent shall take all necessary steps to prevent disclosure of any such information for any such purposes other than as specified above. The Company reserves the right to determine the nature and extent of disclosure to the Agent.

     4.   Assignment.

     The rights and obligations under this Agreement shall not be assignable or transferrable by any party hereto without the prior written approval of the other party. Such approval shall be at the sole discretion of such other party and any assignment without such written approval shall be void.

     5.   Complete Understanding.

     This Agreement constitutes the complete understanding of the parties and may not be altered, modified, amended or rescinded except in writing and signed by the parties hereto.

     6.   Notices.

     All notices which are required or which may be given under the provisions of this Agreement shall be personally delivered, or sent by certified or registered mail, return receipt requested to the respective addresses set forth above, or to such other addresses either party may subsequently designate in writing for the purpose of receiving such notices.

     7.   Legal Fees and Costs; Venue; Governing Law.

     In any litigation arising out of or relating to this Agreement or the breach thereof, the prevailing party or parties shall be entitled to recover reasonable attorneys fees and costs. Venue for any such litigation shall be Palm Beach County, Florida. This Agreement shall be governed by Florida law.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date shown above.

                              INNOVET, INC.


                              By:  /S/   Scott P. Cielewich
                                   -------------------------------
                                   Scott P. Cielewich, Executive
                                   Vice President and Chief
                                   Financial Officer

                              OAKES, FITZWILLIAMS & CO. LIMITED


                              By:  /S/   James H. Gellert
                                   -------------------------------
                                   Printed Name:  James H. Gellert
                                   Title:    As Agent:VP of Oakes,
                                             Fitzwilliam & Co.,L.P.